Exhibit 21.1

SENIOR HOUSING PROPERTIES TRUST

SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation

CCC Alpha Investments Trust	Maryland
CCC Delaware Trust	Maryland
CCC Financing I Trust	Maryland
CCC Financing Limited, L.P.	Delaware
CCC Investments I, L.L.C.	Delaware
CCC Leisure Park Corporation	Delaware
CCC of Kentucky Trust	Maryland
CCC Ohio Healthcare Trust	Maryland
CCC Pueblo Norte Trust	Maryland
CCC Retirement Communities II, L.P.	Delaware
CCC Retirement Partners Trust	Maryland
CCC Retirement Trust	Maryland
CCC Senior Living Corporation	Delaware
CCCP Senior Living LLC	Delaware
CCDE Senior Living LLC	Delaware
CCFL Senior Living LLC	Delaware
CCOP Senior Living LLC	Delaware
CCSL Senior Living LLC	Delaware
Crestline Ventures LLC	Delaware
CSL Group, Inc.	Indiana
HRES1 Properties Trust	Maryland
HRES2 Properties Trust	Maryland
Leisure Park Venture Limited Partnership	Delaware
LTJ Senior Communities LLC	Delaware
Panther GenPar Trust	Maryland
Panther Holdings Level I L.P.	Delaware
SHOPCO-SD, LLC	Delaware
SNH Capital Trust Holdings	Maryland
SNH Capital Trust I	Maryland
SNH Capital Trust II	Maryland
SNH Capital Trust III	Maryland
SNH/CSL Properties Trust	Maryland
SNH CHS Properties Trust	Maryland
SNH TRS, INC	Delaware
SNHST.JOE, LLC	Delaware
SPTGEN Properties Trust	Maryland

SPTIHS Properties Trust	Maryland
SPT-Michigan Trust	Maryland
SPTMISC Properties Trust	Maryland
SPTMNR Properties Trust	Maryland
SPTMRT Properties Trust	Maryland
SPTSUN II Properties Trust	Maryland
SPTSUN Properties Trust	Maryland
2932 North 14 Corporation	Massachusetts